Exhibit 99.1

Joint Filer Information

Name of Joint Filer:		Trasimene Capital FT, LLC

Address of Joint Filer:		c/o
1701 Village Center Circle,
Las Vegas, NV, 89134

Relationship of Joint Filer to Issuer:		10% Owner

Issuer Name and Ticker or Trading Symbol:		Foley Trasimene Acquisition Corp. [WPF]

Date of Event Requiring Statement
(Month/Day/Year):		May 26, 2020

Designated Filer:		Foley Trasimene Acquisition Corp.

Signature:

By:	/s/ Michael L. Gravelle, Attorney-in-Fact for Trasimene Capital FT, LLC

Dated: May 26, 2020

Joint Filer Information

(continued)

Name of Joint Filer:		William P. Foley, II

Address of Joint Filer:		c/o
1701 Village Center Circle,
Las Vegas, NV, 89134

Relationship of Joint Filer to Issuer:		10% Owner, Director

Issuer Name and Ticker or Trading Symbol:		Foley Trasimene Acquisition Corp. [WPF]

Date of Event Requiring Statement
(Month/Day/Year):		May 26, 2020

Designated Filer:		Foley Trasimene Acquisition Corp.

Signature:

By:	/s/ Michael L. Gravelle, Attorney-in-Fact for William P. Foley, II

Dated: May 26, 2020